                                                                   Exhibit 10.23
LEASE ADDENDUM ONE

ADDITIONAL RENT

               The provisions of Paragraph 4 of the Lease are as follows:

               (a) Any amounts required to be paid by Tenant under this Lease Addendum and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered Additional Rent payable in the same manner and upon the same terms and conditions as the Rent reserved hereunder. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for nonpayment of Rent.

               (b) In addition to the services to be provided by Landlord pursuant to Paragraph 12 of this Lease, Landlord shall provide the following additional services to Tenant (the costs of which shall be included in Operating Expenses):

               (i) If elevators are installed in the Property, Landlord shall provide automatically operated elevator service.

               (ii) Landlord shall provide replacement of light tubes or bulbs for building standard lighting fixtures. (All light tube or bulb replacements for special nonstandard light fixtures shall be furnished and installed by Tenant at Tenant's direct expense.)

               Landlord shall furnish to the Demised Premises during normal business hours (i.e., weekdays 7:00 a.m. to 11:00 p.m., and Saturdays 7:00 a.m. to 12:00 noon, excluding Fedei7al and State holidays) electric current for lighting and operation of normal desk-type office machines (such as personal computers, typewriters, facsimile machines and other similar office machines), water, lavatory supplies, and heating, ventilating and air-conditioning (HVAC) to the Demised Premises. Tenant shall provide for its own telephone service (including any charges connected therewith) in the Demised Premises at the commencement of the Term of this Lease, or Tenant's occupancy, whichever shall first occur.

               (iv) Landlord shall provide routine maintenance and repair of the common areas of the Property, including landscaping maintenance, snow and rubbish removal, re-painting and cleaning for all public areas and special service areas of the Property, in the manner and to the extent deemed by Landlord to be standard for comparable buildings in the jurisdiction where the Property is located.

                    (v) Landlord shall provide a central trash dumping are a .

               (c) Commencing with the first day of the second lease year, and for each subsequent calendar year or portion thereof for the Term, Tenant agrees to pay to Landlord as Additional Rent its Pro Rata Share (as hereinafter defined) of any increase in Operating Expenses, Taxes and Assessments and Costs of Demised Premises Services paid during such calendar year above the Base Costs of Operating Expenses, Taxes and Assessments and Costs of Demised Premises Services. The annual portion of such excess above Base Costs of Operating Expenses, Taxes and Assessments, and Costs of Demised Premises Services which is attributable to increases in Costs of Demised Premises Services shall be reasonably determined by Landlord. In order for Tenant to be required to pay any increase in Operating Expenses, Taxes and Assessments and Costs of Demised Premises Services for any year, the actual amount of Operating Expenses, Taxes and Assessments and Costs of Demised Premises Services in the aggregate must exceed the Base Costs of Operating Expenses, Taxes and Assessments and Cost of Demised Premises Services in the aggregate.

0



               Foy purposes of this Lease Addendum One, the first day of the second lease year as to the entire Demised Premises shall be that date which is the first anniversayy of the Lease Commencement Date with respect to the poytion of the Demised Premises other than the Broker Power Space (said portion of the Demised Premises other than the B@okey Powey Space is being delivered to Tenant upon execution of this Lease and the Lease Commencement Date therefor shall be determined pursuant to Paragraph 2(b) of this Lease).

               (d)  For purposes of this Lease:

               "Base Costs of Operating Expenses, Taxes and Assessments and Costs of Demised Premises Services" shall mean Operating Expenses, Taxes and Assessments and Costs of Demised Premises Services incurred during the 1997 calendar year under the Lease.

               (ii) "Pro Rata Share" shall mean 100'-. of increases in Costs of Demised Premises Seyvices (i.e., Tenant shall pay the entire increase in the Cost of Demised Premises Services for any calendar year above the Cost of Demised Premises Seyvices for the first lease year under the Lease), and, as to Operating Expenses and Taxes and Assessments, fifty-three point seventy-se@en percent (53.77%), representing the ratio that the ayea of the Demised Premises bears to the total rentable area in the Building.

               (iii) "Taxes and Assessments" shall mean all taxes and assessments and governmental charges (including personal property and real estate taxes), whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Property or by others subsequently created, and any other taxes and assessments (including franchise taxes) attributable to the Property or its operation, whether or not directly paid by Landlord, excluding, however, federal and state taxes on income, unless such income taxes replace real estate taxes. Taxes and Assessments shall be the amount due in cash for any calendar year and shall not be determined on an accrual or fiscal year basis. It is agreed that Tenant shall be responsible for ad valorem taxes on its personal property and on the -value of leasehold improvements to the extent that same exceed building standard allowances.

               (iv) "Operating Expenses" shall mean all costs as determined by Landlord to be necessary to operate the Property, to the extent not separately billed to and paid by Tenant, of operation, maintenance and repair (except structural repairs) of the Property and its appurtenances and shall include, but will not be limited to: all insurance premiums, the cost of labor (including direct and indirect labor overhead), materials and services foy the operation, maintenance and repair of the Property and its appurtenances (including common areas, service roads and parking areas); gas, electricity and other utilities; water and sewer charges; maintenance and repair of heating, ventilating and air-conditioning; trash, refuse and rubbish disposal; snow removal; license, permit and inspection fees (whether denominated a fee, a tax or otherwise and whether based on gross receipts or otherwise); management fees to the extent not in excess of three percent (3%) of gross revenues from the Building during any Lease Year; janitorial services; maintenance and service contracts; landscaping costs; the costs of parking lot lighting; the cost of watchmen, guards, and any personnel engaged in the operation, maintenance or repair of the Property and its appurtenances together with payroll taxes and employee benefits applicable thereto; and supplies. Notwithstanding anything in this Lease to the contrary, Operating Expenses shall not include depreciation of the Building of which the Demised Premises are a part or equipment therein; loan payments; executive salaries; interest and amortization of funds borrowed

0


by Landlord, whether secured or unsecured; leasing commissions

incurred       in procuring tenants for the Building; income, excess

profits,       franchise taxes or other such taxes imposed on or
measured       by the income of Landlord from the operation of the

Building; Taxes and Assessments; Cost of Demised Premises Services; original construction costs of the Building;
reserves       for repairs, maintenance and replacements, until
utilized       for costs which are included in Operating Expenses;,
costs or       expenses associated with leasing space in the Building
or the sale of any interest in the Building, including, without limitation, advertising and marketing; commissions or any amounts paid for or on behalf of a Tenant such as space planning, moving costs, rental and other tenant concessions; ground 2:ents; salaries, wages, or other compensation paid to employees of any property management organization whose salaries are covered by a management fee; amounts paid to any partners, shareholder, officer or director of Landlord, for salary or other compensation; costs of electricity outside normal business hours sold to tenants of the Building by Landlord or any other special services to tenants if Landlord receives reimbursement from such tenants as an additional charge; expenses for repairs, replacements or improvements arising from the initial construction of the Building to the extent such expenses are reimbursed to Landlord by virtue of warranties from contractors or suppliers; any amounts paid to any person, firm or corporation related to or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners, to the extent the same exceeds arms-length competitive prices paid in the Manassas, Virginia area for the services or goods provided; attorneys' fees and accountants' fees in connection with any disputes, controversies or defaults under leases of other tenants regarding the payment of 3fent; costs of repairs incurred by reason of fire or other casualty or condemnation to the extent Landlord receives compensation therefor through proceeds of insurance or condemnation awards; cost of renovating or otherwise improving space for new tenants or in renovating space vacated by any tenant; costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity, such as trustee's fees, annual fees, partnership organization or administration expenses, deed recordation expenses, and legal and accounting fees (other than with respect to Building operations); interest or penalties arising by reason of Landlo2:dls failure to timely pay any Operating Expenses when due, unless at the time of any such failure Tenant is in default in the payment of any Rent then due under this Lease; costs incurred for the operation (but not the maintenance, repair or replacement) of any portion of any parking area of the Building, or compensation paid to clerks, attendants, salespersons or other persons on or in commercial concessions operated in the Building; and capital costs incurred to remove any hazardous or toxic wastes, materials or substances, placed on the Property by Landlord, from either the Building or the Property, but shall include amortization, with reasonable interest, of capital items which reduce Operating Expenses or are required by governmental authority pursuant to @equ3 . elements arising after the date of this Lease.

               In the event that, during any calendar year or portion thereof during the Term, Landlord shall furnish any utility or service which is included in the definition of Operating Expenses to less than ninety-five percent (956) of the rentable area of the Building because (i) less than all of the rentable area of the Building is occupied, (ii) any such utility or service is not desired or required by any tenant, or (iii) any tenant is itself obtaining or providing any such utility or service, then the operating Expenses for such calendar year shall be increased to equal the total expenses that Landlord reasonably estimates it would have incurred if Landlord had provided all such utilities and services to ninety-five percent (9S-6) of the rentable area of the Building for the entire calendar year. For

               0                           0


example, if the average occupancy rate of the Building during a calendar year is eighty percent (80@), the janitorial contracto@'s charges aye $1.00 per occupied rentable square foot per year, and the Building contains one hundred thousand (100,000) rentable square feet of space, then it would be reasonable for Landlord to estimate that, if the Building had been one hundred percent (loo-.) occupied during the entire calendar year, janitorial charges for such calendar year would have been Ninety-Fi@e Thousand Dollars ($95,000) and to compute the Operating Expenses for such calendar year accoydingly. In no event shall the provisions of this paragraph be used to enable Landlord to collect from the tenants of the Building more than one hundred percent (100'@) of the costs and expenses incurred by Landlord in managing, opeyating and maintaining the Building and the Land, or to require Tenant to pay Operating Expenses for vacant leasable area in the Building.

               (v) "Demised Premises Sei7vices" means all services provided by Landlord under this Lease for maintenance and repair of and services to the Demised Premises, and the costs and expenses of Demised Premises Seyvices are referred to herein as the "Costs of Demised Premises Services." Demised Premises Services shall include, without limitation, regularly scheduled reasonable cleaning service twice each day (Monday thyough Friday) to the Demised Premises, the first such cleaning to be provided between S:00 p.m. and 6:30 p.m. and the second such cleaning to be provided after 11:00 p.m. and befoye 7:00 a.m. Monday through Friday.




(e) Landlord shall endeavor to give to   give such statement by said date shall
Tenant on or before the fiyst day of     not Landlord of its right to require an
April of each calendar year a statement  Rent. Notwithstanding the foregoing,
of the increase in the Additional Rent   if delivey a statement of the increase
payment by Tenant hereunder, but         in the first day of October of a
failure by Landlord to constitute a      calenday year, the right, by prior
waivey by increase in Additional         written notice to
Landlord shall fail to Additional
Rent by the then Tenant shall have

Landlord, to request said statement from Landlord and if said statement is not delivered to Tenant within forty-five (45) days of Tenant's written request, then and only then, shall Landlord have waived its right to require an increase in Additional Rent under this Lease Addendum one for the calendar yeay in question.

               Upon receipt of the first such statement, Tenant shall pay, in full, the total amount of the increase due. In addition, for the then current year, an amount equal to 105'6 of any such increase shall be used as an estimate for said cuy@ent year and this amount shall be divided into twelve (12) equal monthly installments and Tenant shall pay to Landlord concurrently with the regular monthly Rent payment next due following the receipt of such statement, an amount equal to one (1) monthly installment. subsequent installments shall be payable concurrently with the regular monthly Rent payments for the balance of that calendar year and shall continue until the next year's statement is @ende@ed. If the next or any succeeding year results in a greater amount due -in respect of Taxes and Assessments and Opeyating Expenses and Costs of Demised Premises Services, then upon receipt of a statement from Landlord, Tenant shall pay a lump sum equal to such increased amount, less the total of the monthly installments of estimated increases paid in the previous calendar year for which comparison is then being made; and the estimated monthly installments to be paid for the next calendar year, following said comparison calendar year, shall be adjusted to reflect 10SP6 of such increase in the manner set forth above. if for any year Tenant's Pro Rata Share shall be less than estimated amounts paid by Tenant in the immediately pyeceding calendar year, then upon receipt of Landlord's statement, any excess payment made by Tenant on the monthly installment basis provided above shall be credited toward the next monthly Rent falling due and the estimated monthly installments of Taxes and Assessments and Operating Expenses and Costs of Demised Premises Services to be paid shall be adjusted to reflect such lower Taxes and Assessments and Operating Expenses and Costs of Demised Premises Services for the most recent comparison calendar year, but not less than the Base Costs thereof. Upon termination of this Lease, any money owed by one party to the other shall be promptly paid.

               (f) Each statement provided by Landlord pursuant to this Lease Addendum shall be prima facie correct, unless manifestly in error. Tenant shall have the right to request that Landlord provide, at Tenant's expense, an audit of Landlo@d's books and records relating to the statement. In order to exercise such right Tenant must notify Landlord of Tenant's desire to do so within six (6) months after Tenant's receipt of Landlord's statements for the preceding year. Such audit shall be conducted at Landlo2:dls Building management office in the Building, during normal business hours, within sixty (60) days after Tenant's notice requesting such audit. Any such audit shall be made only by an auditor hired by Tenant who is a Certified Public Accountant ("CPA") and who is employed on other than a contingent fee basis. Tenant shall notify Landlord of the results of such audit in writing. In the event that any such audit reveals an overstatement or understatement of Tenant's Pro Rata Share of increases in Operating Expenses, Taxes and Assessments, c3@ Cost of Demised Premises Services for the preceding year, and such overstatement or understatement as revealed thereby is agreed by Landlord to be, or is conclusively determined by a court of competent jurisdiction to be, correct (and all periods for appeal have expired and no appeal is pending), then Tenant shall pay to Landlord its Pro Rata Share of any underpayment within thirty (30) days after the date such audit is agreed to by Landlord or is conclusively determined by a court of competent jurisdiction to be correct (and all periods for appeal have expired and no appeal is pending), and Tenant shall have the right to a credit or refund, at Tenant's option, in the amount of Tenant's percentage of any overpayment. Such credit shall be applied against the Rent next coming due and payable hereunder. In the event that such audit reveals that Operating Expenses, Taxes and Assessments, or Cost of Demised Premises Services, or any combination of the three were overstated in the amount of three percent (3-.) or more, then Tenant shall have the right to receive from Landlord a reimbursement of the reasonable costs and expenses incurred by Tenant in connection with such audit of Operating Expenses, Taxes and Assessments, or Cost of Demised Premises Services or any combination of the three. In the event that such audit reveals that Operating Expenses, Taxes and Assessments, or Cost of Demised Premises Services or any combination of the three were not overstated or were overstated in the amount of five percent (5-.) or less, then Landlord shall have the right to receive from Tenant a reimbursement of costs and expenses incurred by Landlord in connection with such audit of Operating Expenses, Taxes and Assessments, or Cost of Demised Premises Services or any combination of the three, including, but not limited to, compensation for that portion, if any, of the time of Landlord's property management personnel which is in excess of twenty (20) hours. Tenant hereby agrees (i) that none of Tenant's shareholders (or partners, if applicable) or Office Manager, Administrator or similarly titled personnel shall, or shall authorize anyone else to, initiate any discussions with, or respond to any requests for information from, any person as to the existence, status or results of any such audit and (ii) that Tenant shall instruct Tenant's auditor and attorney and their employees to keep the results of such audit in strictest confidence; provided, however, that Landlord hereby agrees that nothing set forth above shall preclude Tenant from disclosing the results of such audit (A) in any judicial or quasi-judicial proceeding, or pursuant to court order or discovery request, or

(B)            to any current or prospective assignee or sublessee of

Tenant, or (C) to any agent, representative or employee of Landlord who or which requests the same, or (D) to any mortgagee of the Building, the Property or both, who or which requests the same. Pending determination of the dispute, Tenant shall pay within ten (10) days from notice any amounts due from Tenant in accordance with the statement, but such payment shall be without prejudice to Tenant's position.

               If the term of this Lease ends prior to the last day of a calendar year, then the amount of the increase in Taxes and Assessments, Operating Expenses and Costs of Demised Premises Services due for that calendar year shall be apportioned on a per them basis so that only that portion attributable to the portion of the calendar year that occurs during the term of this Lease shall be payable by Tenant.

               (h) In determining the amounts payable by Tenant under this Lease Addendum One, Landlord shall use its reasonable judgment to take into account adjustments for (a) disproportionate use of services and utilities by any tenant or tenants of the Building and (b) allocation of expenses for services used exclusively by a particular tenant of the Building.

               IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Addendum as of the date of the Lease to which this Lease Addendum is attached.

                                      LANDLORD:

                                                  BATTLEFIELD
                                                  BUILDING FIVE

                                                  LIMITED PARTNERSHIP,
                                                  a

                                                  Virginia limited partnership

WITNESS:                             By: Holladay Partners, Inc.,

                                                        its g         a@tne@



                                                  By:                     (SEAL)

                                                       f

                                       TENANT:

ATTEST:                              COMPUTER LEARNING CENTERS,

                                              INC., a Delaware corporation


                                              By:                      --iSEAL'

                                  LEASE ADDENDUM TWO

                                      EXCLUSIVE


               During the initial Term of this Lease and so long as Computer Learning Centers, Inc., a Delaware corporation, is in occupancy of the Demised Premises and is operating a -vocational computer training school in the Demised Premises, and is not in Default under this Lease, Landlord shall not, without the prior written consent of Tenant (which consent may be granted or denied in Tenant's sole and absolute discretion), lease any other space in the Building to any tenant whose primary use would be as a vocational computer training school. The foregoing exclusive shall not be applicable to (i) any tenant at the Property that obtains a judgment or court order that the provisions of this Addendum are void or otherwise unenforceable with respect to such tenant, or (ii) any similar uses which exist pursuant to a valid lease or sublease with a tenant or subtenant as of the date of execution of this Lease.

               If Landlord is determined by a court to have entered into a lease after the date of this Lease which permits or falls to prohibit the primary use of space in the Building as a vocational computer training school in violation of this Lease Addendum Two, Landlord shall pay (i) its own costs to settle or litigate such dispute, (ii) Tenant's costs of enforcing this exclusive (including reasonable attorney's fees and expenses) if Tenant prevails in such action, and (iii) the costs of enforcing this exclusive against any such other tenant in the Building. In the event of an alleged violation by another tenant of the Building of the use clause in its lease and such violation materially adversely affects Tenant's business in the Demised Premises, then Tenant may request that Landlord enforce the exclusive in this Lease Addendum Two against such other tenant, and, whether or not Landlord prevails, Landlord and Tenant shall each bear fifty percent (50'-.) of the reasonable costs actually incurred by Landlord to settle or litigate the dispute with such other tenant.
WITNESS:                             LANDLORD:

                                     BATTLEFIELD BUILDING FIVE LIMITED
                                     PARTNERSHIP, a Virginia limited partnership

                                     By:  Holladay Part rs, Inc., its General P@

                                                        py-  A    (Seal)
                                                              I)ct i @o
                                                     Its- e --,d e,@+
                                          6

                 ATTEST:                       TENANT:

[Corporate Seal]                     COMPUTER LEARNING CENTERS, INC.,
                                     Delaware corporation


                                     By:
                                     Name

                                     Its: vlo-- @o

                                                                 - - - -------

                                          7